UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2014

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6649 Westwood Blvd., Orlando, FL		32821
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 10, 2014, Marriott Vacations Worldwide Corporation (the “Company”) and certain of its subsidiaries entered into several agreements relating to the revolving credit facility (the “Facility”) provided by the Amended and Restated Credit Agreement, dated as of November 30, 2012, as amended (the “Existing Credit Agreement”), among the Company, its subsidiary Marriott Ownership Resorts, Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan” or the “Administrative Agent”), Bank of America, N.A. and Deutsche Bank Securities Inc., as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as co-syndication agents. The agreements provide, among other things, an extension of the final maturity of the lenders’ commitments under the Facility from November 21, 2016 to September 10, 2019, decreased interest margin on borrowings, lower commitment fees on unused availability and additional flexibility on collateral. Additional information regarding the agreements is provided below.

Amendment and Restatement Agreement

Pursuant to a Second Amendment and Restatement Agreement, dated as of September 10, 2014 the “Amendment and Restatement Agreement”), by and among the Company, the Borrower, certain other subsidiaries of the Company, JPMorgan and the several banks and other financial institutions or entities from time to time parties thereto, the parties thereto agreed to amend and restate the Existing Credit Agreement and the Amended and Restated Guarantee and Collateral Agreement, dated as of November 30, 2012, as amended (the “Existing Guarantee and Collateral Agreement”) made by each of the Company, the Borrower and certain other subsidiaries of the Company in favor of JPMorgan as administrative agent for the banks and other financial institutions or entities from time to time parties to the Existing Credit Agreement.

Credit Agreement

Pursuant to a Second Amended and Restated Credit Agreement, dated as of September 10, 2014 (the “Credit Agreement”), among the Company, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (which consist of all of the lenders under the Existing Credit Agreement), JPMorgan, as administrative agent, Bank of America, N.A. and Deutsche Bank Securities Inc., as co-syndication agents (the “Syndication Agents”), and Bank of America, N.A. and Deutsche Bank Securities Inc., as co-documentation agents (the “Documentation Agents”), the parties amended and restated the Existing Credit Agreement.

The borrowing capacity of the Credit Agreement is $200 million, including a letter of credit sub-facility of $100 million, which sublimit has been reduced from $120 million under the Existing Credit Agreement. The Credit Agreement will provide support for the Company’s business, including ongoing liquidity and letters of credit. Borrowings under the Credit Agreement will generally bear interest at a floating rate at the Eurodollar rate plus an applicable margin that varies from 1.625 percent to 3.125 percent depending on the Company’s credit rating, which margin has been reduced from a range of 2 percent to 3.5 percent under the Existing Credit Agreement. In addition, the Borrower will pay a commitment fee on the unused availability under the Credit Agreement at a rate that varies from 20 basis points per annum to 50 basis points per annum, which rate has been reduced from a range of 25 basis points per annum to 55 basis points per annum under the Existing Credit Agreement.

The Credit Agreement contains affirmative and negative covenants and representations and warranties customary for financings of this type, certain of which have been modified from the Existing Credit Agreement to provide the Company and its subsidiaries with additional flexibility with respect to their ability to make restricted payments, dispose of property and incur certain types of indebtedness. In addition, the Credit Agreement contains financial covenants, which are substantially similar to those in the Existing Credit Agreement, including covenants requiring the Company to maintain (1) a minimum consolidated tangible net worth (as defined in the Credit Agreement), (2) a maximum ratio of consolidated total debt to consolidated adjusted EBITDA (as defined in the Credit Agreement) of 5.25 to 1, (3) a minimum consolidated adjusted EBITDA to interest expense ratio of not less than 3 to 1, and (4) a ratio of its borrowing base amount (as defined in the Credit Agreement) to the sum of (i) total extensions of credit under the Credit Agreement and (ii) the excess (if any) of all unrealized losses over all unrealized profits of certain swap agreements of at least 1.25 to 1.

Guarantee and Collateral Agreement

Pursuant to a Second Amended and Restated Guarantee and Collateral Agreement, dated as of September 10, 2014 (the “Guarantee and Collateral Agreement”), made by the Company, the Borrower and certain other subsidiaries of the Company in favor of JPMorgan, as administrative agent for the banks and other financial institutions or entities from time to time parties to the Credit Agreement, the obligations of the Borrower under the Credit Agreement are guaranteed by the Company and by each of its direct and indirect, existing and future, domestic subsidiaries (excluding certain special purpose subsidiaries), and is secured by a perfected first priority security interest in substantially all of the assets of the Company and the guarantors, subject to certain exceptions. The terms of the Guarantee and Collateral Agreement are substantially similar to those of the Existing Guarantee and Collateral Agreement.

***

The description of each of the agreements above is qualified in its entirety by reference to the full text of the agreements, which are filed as exhibits to this Current Report on Form 8-K and are hereby incorporated by reference.

From time to time, the Administrative Agent, the Documentation Agents, the Syndication Agents and the other financial institutions party to the Credit Agreement or their affiliates may have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have or will receive customary fees and expenses. In particular, some of these financial institutions or their affiliates participate, or may in the future participate, in the Company’s vacation ownership notes receivable warehouse facility and may also have participated, or may in the future participate, in transactions involving the securitization of vacation ownership notes receivable undertaken by the Company’s subsidiaries.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Second Amendment and Restatement Agreement, dated as of September 10, 2014, by and among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., certain subsidiaries of Marriott Vacations Worldwide Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the several banks and other financial institutions or entities from time to time parties thereto.

Exhibit 10.2	Second Amended and Restated Credit Agreement, dated as of September 10, 2014, among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Deutsche Bank Securities Inc., as co-syndication agents, and Bank of America, N.A. and Deutsche Bank Securities Inc., as co-documentation agents.

Exhibit 10.3	Second Amended and Restated Guarantee and Collateral Agreement, dated as of September 10, 2014, made by each of Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc. and certain subsidiaries of Marriott Vacations Worldwide Corporation, in favor of JPMorgan Chase Bank, N.A., as administrative agent for the banks and other financial institutions or entities from time to time parties to the Second Amended and Restated Credit Agreement filed as Exhibit 10.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: September 11, 2014	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment and Restatement Agreement, dated as of September 10, 2014, by and among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., certain subsidiaries of Marriott Vacations Worldwide Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the several banks and other financial institutions or entities from time to time parties thereto.

10.2	Second Amended and Restated Credit Agreement, dated as of September 10, 2014, among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc., the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Deutsche Bank Securities Inc., as co-syndication agents, and Bank of America, N.A. and Deutsche Bank Securities Inc., as co-documentation agents.

10.3	Second Amended and Restated Guarantee and Collateral Agreement, dated as of September 10, 2014, made by each of Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc. and certain subsidiaries of Marriott Vacations Worldwide Corporation, in favor of JPMorgan Chase Bank, N.A., as administrative agent for the banks and other financial institutions or entities from time to time parties to the Second Amended and Restated Credit Agreement filed as Exhibit 10.2.